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                             EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of up to $595,000,000 of debt securities of IKON Receivables, LLC, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                            SUNTRUST BANK

                                            By: /s/ George T. Hogan
                                               -----------------------
                                               George T. Hogan
                                               Vice President
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